--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MYLEX CORPORATION
               (Exact name of issuer as specified in its charter)

                 FLORIDA                               59-2291597
      ----------------------------            ----------------------------
      (State or other jurisdiction                  (I.R.S. Employer
           of incorporation or                    Identification   No.)
              organization)


                            34551 Ardenwood Boulevard
                           Fremont, California  94555
                    (Address of principal executive offices)
                           ___________________________

                     BUS LOGIC - 1990 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                          ____________________________

                               ALBERT E. MONTROSS
                           Chief Executive Officer and
                                    President
                                MYLEX CORPORATION
                            34551 Ardenwood Boulevard
                            Fremont, California 94555
                                 (510) 796-6100
            (Name, address and telephone number of agent for service)

                        ________________________________
                    Copy to:  Douglas Clark Neilsson, Esq.
                                  Brown & Bain
                            600 Hansen Way, Suite 100
                              Palo Alto, CA  94306

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   Proposed       Proposed
Title of                           Maximum        Maximum
Securities            Amount       Offering       Aggregate        Amount
to be                  to be       Price Per      Offering    of Registration
Registered          Registered     Share (1)      Price (1)         Fee

--------------------------------------------------------------------------------



Common Stock          677,012      $9.32         $2,362,785    $814.75


--------------------------------------------------------------------------------


(1) The shares to be issued under this Plan, and the exercise price per share, have been fixed. All of the options subject to the Plan are outstanding and no further options will be granted under the Plan. Exercise prices of the options range from $.49 to $9.32 per share. The Plan was assumed by the Registrant in connection with its acquisition of BusLogic Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Mylex Corporation, a Florida corporation (the "Company"), relating to shares of its common stock (the "Common Stock") issuable to employees, officers, directors and consultants of BusLogic Inc., a recently acquired wholly-owned subsidiary of the Company, pursuant to the BusLogic 1990 Equity Incentive Plan assumed by the Company in such acquisition.

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information*

     *Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART  II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, file pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, June 30, 1995 and September 30, 1995.

     (c) The description of the Company's Common Stock to be offered hereby contained in the Company's Registration Statement of Form 8-A dated April 12, 1985, filed pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Bylaws of the Company provide that any officer, director, employee or agent who was or is made a party, or is threatened to be made a party, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity, while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Florida 1989 Business Corporation Act (the "Florida Act") against all expenses, liability and loss (including all expenses, judgments, fines, settlements) reasonably incurred or suffered by such person in connection therewith. Section 607.0850 of the Florida Act authorized a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Florida Act. Further, the Company has entered into an indemnification agreement with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Florida Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Florida Act, the foregoing Bylaw provision or any Indemnification Agreement, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
     Number

          4.1 Bus Logic 1990 Equity Incentive Plan, as amended, together with form of Stock Option Agreement.

          5.1  Opinion of counsel as to legality of securities being registered.

          23.1  Consent of Independent Auditors.

          23.2  Consent of Counsel (contained in Exhibit 5.1).

          24.1  Power of Attorney (see page 7).


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Florida Act, the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise. Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered thereunder, Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court to appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 28th day of February, 1996.



                              MYLEX CORPORATION




                              By   /s/  ALBERT E. MONTROSS
                                 ----------------------------------------
                                   Albert E. Montross
                                   Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Colleen Gray, as his ad-hoc attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on From S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signatures               Title                                   Date
     ----------               -----                                   ----


/s/ ISMAEL DUDHIA             Chairman of the Board                  2/28/96
------------------------
Ismael Dudhia


/s/ ALBERT E. MONTROSS        Director, Chief Executive Officer      2/28/96
------------------------      and President
Albert E. Montross


/s/ M. YAQUB MIRZA            Director                               2/28/96
------------------------
M. Yaqub Mirza


/s/ INDER M. SINGH            Director                               2/28/96
-------------------------
Inder M. Singh


/s/ RICHARD LOVE              Director                               2/28/96
-------------------------
Richard Love


/s/ STEPHEN MCKENZIE          Director                               2/28/96
-------------------------
Stephen McKenzie


/s/ COLLEEN GRAY              Vice President Finance and             2/28/96
-------------------------     Chief Financial Officer
Colleen Gray

                                  Exhibit Index


Exhibit                                                        Sequentially
Number                                                         Numbered Page
------                                                         -------------

4.1       Bus Logic 1990 Equity Incentive Plan, as amended,         9 - 30


5.1       Opinion of counsel as to legality of                       31
          securities being registered.

23.1      Consent of Independent Auditors.                           32


23.2      Consent of Counsel (contained in Exhibit 5.1).             31


25.1      Power of Attorney (see page 7 of                            -
          Registration Statement).